Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Omega Commercial Finance Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jon S. Cummings IV, Chief Executive Officer and Principal Accounting Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending June 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-Q for the period ending June 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of Omega Commercial Finance Corporation.

Date: August 19 , 2008
/s/ Jon S. Cummings IV
Jon S. Cummings IV CFO, and Principal Accounting Officer

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